EXHIBIT 11.2

                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                                    Nine Months Ended              Three Months Ended
                                        June 30,                        June 30,
                               --------------------------      --------------------------
                                  1996           1995             1996            1995
                               -----------    -----------      ----------      ----------
Weighted average number of
  common shares outstanding    11,516,782       8,580,154      11,868,540       9,406,158

Additional shares assuming
  conversion of:
    Stock Options                 595,180         568,606         576,911         568,606
    Warrants                       53,074         248,848          44,674         248,848
    Convertible Debentures           -          1,071,824            -            505,722
    Preferred Stock               888,889         340,660         660,000       1,000,000
                               ----------      ----------      ----------      ----------

Weighted average shares
  outstanding                  13,053,925      10,810,092      13,150,125      11,729,334
                               ==========      ==========      ==========      ==========


Net Income                     $3,794,364      $1,336,984      $1,776,692      $1,180,574
                               ==========      ==========      ==========      ==========

Interest Expense on
  Convertible Debentures
  (Assuming Conversion)              -            115,015            -             24,605
                               ----------      ----------      ----------      ----------

Net income attributable
  to fully diluted
  weighted shares outstanding   3,794,364       1,451,999       1,776,692       1,205,179
                               ----------      ----------      ----------      ----------

Fully Diluted Earnings
  Per Share                    $     0.29      $     0.13      $     0.14      $     0.10
                               ==========      ==========      ==========      ==========

         All share data reflects the effect of the Company's two-for-one stock split effected in the form of a stock dividend on May 28, 1996.